LIONBRIDGE ANNOUNCES Q4 AND FY 2011 RESULTS; GROWS Q4 REVENUE $7.0 MILLION AND EXPANDS GAAP
EARNINGS BY $5.6 MILLION OR $0.09 YEAR-ON-YEAR

Positive Q4 and FY 2011 Results Indicate Strong Client Demand and Favorable Earnings Environment
for 2012

WALTHAM, Mass. – February 07, 2012 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the fourth quarter and year ended December 31, 2011.

Financial highlights for the fourth quarter include:

•	Revenue of $107.4 million, an increase of $7.0 million or 7% year-on-year compared to the fourth quarter of 2010.

•	GAAP net income for the quarter of $3.0 million or $0.05 per share based on 59.4 million fully diluted shares outstanding. This compares to a GAAP net loss of $2.6 million or ($0.04) per share in the fourth quarter of 2010.

•	Non-GAAP adjusted earnings of $5.0 million or $0.08 per share. The Company defines non-GAAP earnings as GAAP net income excluding merger, restructuring and related costs, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $8.3 million during the quarter.

•	The Company ended the quarter in a net cash positive position with an ending cash balance of $25.2 million and long-term debt of $24.7 million as of December 31, 2011.

“The fourth quarter marked yet another strong quarter of solid top line growth, ongoing earnings acceleration and strong cash flow. We are starting to benefit from our recent investments in sales and marketing, new leadership, new offerings and a refined vertical-market focused sales and delivery model,” said Rory Cowan, CEO of Lionbridge. “Our multi-year cost reduction program is largely behind us. We have a strong new business pipeline. The current currency environment is favorable for operating earnings. As a result, we have positive momentum for 2012 and beyond.”

Financial Highlights for Fiscal Year 2011 include:

•	Revenue of $427.9 million, an increase of $22.6 million or 6% year-on-year compared to FY 2010.

•	GAAP net income of $1.7 million or $0.03 per share based on 59.5 million fully diluted shares outstanding. This compares to a GAAP net loss of $1.3 million or ($0.02) per share in FY 2010.

•	Non-GAAP adjusted earnings of $12.9 million or $0.22 per share. The Company defines non-GAAP earnings as GAAP net income excluding merger, restructuring and related costs, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $9.8 million for the year.

Business highlights for FY 2011 include:

•	Secured approximately 17 new, significant engagements with leading organizations in the aerospace, automotive, life sciences, manufacturing, media, mobile, retail, service, technology and wireless industries, marking one of the strongest annual new business pipeline conversions in several years.

•	Successfully ramped a new, five-year estimated $25 million new program with an existing client in the technology and printing industry to provide testing services worldwide.

•	Announced general availability and secured the first enterprise engagement for GeoFluent™, the Company’s SaaS-based, customizable, real-time translation technology that instantly translates content and communications into multiple languages. GeoFluent is based on IBM’s machine translation engine and is the result of a technology partnership between Lionbridge and IBM.

•	Added more than 1,000 subscribers in 2011 for Translation Workspace™, Lionbridge’s cloud-based translation productivity platform. Within the first two years of introduction, Translation Workspace has more than 3,300 subscriptions from translators and agencies in over 80 countries who rely on Translation Workspace to increase productivity and optimize their translation processes.

•	Key additions to the Company’s senior leadership team including a senior vice president of corporate marketing and a senior vice president for the Company’s Global Development and Testing segment.

•	Successfully launched a new Global Marketing Operations (GMO) service offering aimed at helping global marketing executives manage and optimize digital marketing campaigns in international markets.

“In 2011 we continued to strengthen our business and financial performance. By shifting our focus from cost management to revenue growth and technology innovation we’ve secured new business with market-leaders that seek to capture and support revenue in international markets,” said Rory Cowan, CEO, Lionbridge. “We enter this year with a multi-quarter track record of strong year-on-year revenue growth, ongoing gross margin expansion, positive GAAP earnings and strengthening cash flow from operations. As a result, we expect ongoing earnings growth in 2012 and beyond.”

The Company provided revenue expectations for the first quarter 2012 with estimated revenue of $103-$107 million, reflecting today’s currency environment. Lionbridge enjoys a broad mix of business that is denominated in various foreign currencies, including the Euro. A stronger US Dollar as compared to the Euro typically benefits the Company’s earnings but may have a dampening effect on revenue.

Lionbridge also stated it expects sequential quarter revenue growth in the second quarter of 2012. The Company reiterated its expectations for FY 2012 revenue growth of 5-10% with further growth in profitability.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is Lionbridge. The conference call will also be available online or on the financial events page of the investor guide on the Lionbridge website www.lionbridge.com

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. These measures are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measures for adjusted earnings and adjusted earnings per share are net income and net income per share and has provided a reconciliation of these measures to net income (loss) at the end of this release.
About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing solutions. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, anticipated customer and potential customer demand for the Company’s services and technology, profitability, the impact of foreign currency exchange rates, and expected revenue and earnings growth, and the pace and strengthening of such growth, of Lionbridge in Q1 2012, Q2 2012 and FY 2012. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the effect of the global economic conditions on the demand for Lionbridge’s services and technologies by customers and prospective customers; the effect of global economic conditions on the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; market acceptance of and customer demand for the Company’s SaaS-based technology offerings, including Translation Workspace and GeoFluent; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures;  risks associated with the financial aspects of the subscription model utilized in connection with the its SaaS-based technology offerings; the cost, complexity, timing and speed of continued development and enhancements of real-time machine translation technology initiatives, including customer and user acceptance of the Company’s services and technologies; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition;  Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue ........................................	$107,385	$100,365	$427,856	$405,238
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) ............................................................	72,015	69,322	296,221	275,474
Sales and marketing........................................	8,608	8,595	33,563	31,218
General and administrative........................................	18,327	18,565	75,047	74,087
Research and development........................................	1,468	1,149	5,765	3,880
Depreciation and amortization........................................	1,615	1,330	5,956	4,901
Amortization of acquisition-related intangible assets...................	583	1,223	2,332	4,892
Restructuring and other charges........................................	67	1,881	3,369	7,762

Total operating expenses........................................	102,683	102,065	422,253	402,214

Income (loss) from operations........................................	4,702	(1,700)	5,603	3,024
Interest expense:
Interest on outstanding debt ........................................	196	169	722	939
Amortization of deferred financing costs .........................	25	24	100	311
Interest income ...............................................................	22	24	71	87
Other (income) expense, net .............................................	2,545	599	3,195	1,749

Income (loss) before income taxes........................................	1,958	(2,468)	1,657	112
Provision for (benefit from) income taxes..............................	(1,079)	84	(71)	1,402

Net income (loss) ................................................................	$3,037	$(2,552)	$1,728	$(1,290)

Net income (loss) loss per share of common stock:
Basic	$0.05	$(0.04)	$0.03	$(0.02)
Diluted	$0.05	$(0.04)	$0.03	$(0.02)
Weighted average number of common shares outstanding:
Basic	58,047	56,927	57,859	56,690
Diluted	59,437	56,927	59,478	56,690

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents........................................	$25,219	$28,206
Accounts receivable, net of allowances of $500 at December 31, 2011 and December 31, 2010.......................................	58,413	57,763
Unbilled receivables........................................	20,665	17,471
Other current assets........................................	9,120	9,585

Total current assets........................................	113,417	113,025
Property and equipment, net........................................	21,725	16,394
Goodwill ............................................................	9,675	9,675
Other intangible assets, net..........................................	7,256	9,588
Other assets............................................................	5,674	8,294

Total assets.................................................	$157,747	$156,976

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable........................................	$19,347	$18,185
Accrued compensation and benefits........................................	15,696	17,080
Other accrued expenses and current liabilities...........................	21,802	25,892
Deferred revenue.........................................................	11,057	11,073

Total current liabilities........................................	67,902	72,230
Long-term debt........................................	24,700	24,700
Deferred income taxes, long-term........................................	641	730
Other long-term liabilities.................................................	13,212	14,142

Total stockholders’ equity .............................................	51,292	45,174

Total liabilities and stockholders’ equity..............................	$157,747	$156,976

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income (loss) ........................................	$3,037	$(2,552)	$1,728	$(1,290)
Amortization of acquisition-related intangible assets..................	583	1,223	2,332	4,892
Stock-based compensation........................................	1,300	1,076	5,515	4,040
Restructuring and other charges........................................	67	1,881	3,369	7,762

Adjusted earnings........................................	$4,987	$1,628	$12,944	$15,404

Fully diluted weighted average number of common shares outstanding	59,437	59,459	59,478	59,241
Adjusted EPS	$0.08	$0.03	$0.22	$0.26